SECOND AMENDED AND RESTATED BYLAWS
OF
ISABELLA BANK CORPORATION
As amended on September 24, 2025
ARTICLE I. STOCK
Section l. Certificate of Shares. The certificate of shares of capital stock of the corporation shall be in such form as shall be approved by the Board of Directors and as required by law.
Section 2. Transfer of Shares. Shares of capital stock shall be transferred upon the books of the corporation upon endorsement of the certificates representing such shares by the registered holder thereof or his or her authorized attorney, and surrendered to the secretary for cancellation, or as otherwise permitted by law.
Section 3. Lost Certificates. In the event of loss of stock certificates, new certificates shall be issued upon proof of loss by the registered holder or his or her legal representative. The Board of Directors may require a bond of indemnity in a form satisfactory to them as a condition thereof.
ARTICLE II. SHAREHOLDERS
Section l. Annual Meeting. The annual meeting of the shareholders shall be held each year at a time and place designated by the Board of Directors. The purpose of the annual meeting shall be to elect Directors, and to transact such other business as may properly come before the meeting.
Section 2. Special Meeting.
(a)Except as otherwise provided by law, the Articles of Incorporation of the corporation or these Bylaws, special meetings of the shareholders of the corporation may be called by (i) the chair of the Board, (ii) the chief executive officer of the corporation, or (iii) a majority of the Board, and shall be called by the chief executive officer or the secretary of the corporation at the written request for a special meeting signed by one or more shareholders holding at least a majority of the outstanding shares of the corporation issued and entitled to vote at such meeting (the "requisite percent"). Special meetings of shareholders shall be held on such date, and at such time and place, as shall be designated by the Board of Directors in accordance with these Bylaws. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.
(b)A special meeting of the shareholders shall be called forthwith by the corporation upon the written request of the shareholders holding the requisite percent in accordance with this Section 2(b) (a "Shareholder-Requested Special Meeting"). In order for a Shareholder-Requested Special Meeting to be called, a written request for the special meeting signed by the shareholder(s) owning at least the requisite percentage as of the date of the request (the "Special Meeting Request") must be delivered to the secretary of the corporation at the principal executive offices of the corporation.

To be in proper form, a Special Meeting Request shall:
(i)    state the business (including the identity of nominees for election as directors, if applicable) proposed to be acted on at the meeting;
(ii)bear the date of the signature of each shareholder submitting the Special Meeting Request;
(iii)set forth the name and address of each shareholder submitting the Special Meeting Request and the beneficial owner, if any, on whose behalf such Special Meeting Request or nomination or proposal is being made;
(iv)contain all of the information required by Sections 9 and 10 of this Article II, as if such special meeting was an annual meeting, with respect to any business or director nominations proposed to be presented at the special meeting and with respect to such shareholder or beneficial owner, if any, on whose behalf the Special Meeting Request or nomination or proposal is made, and of their respective affiliates or associates or others acting in concert therewith (other than with respect to shareholders or beneficial owners who (x) have provided such request solely in response to any form of public solicitation for such requests, and (y) are not affiliates or associates of, or acting in concert with, the shareholder or beneficial owner, if any, filing such solicitation statement); and
(v)include documentary evidence that the requesting shareholder(s) own the requisite percentage as of the date of the Special Meeting Request; provided, however, that if the requesting shareholder(s) are not the beneficial owners of the stock of the corporation representing the requisite percentage, then to be valid, the Special Meeting Request must also include documentary evidence of the number of shares of stock of the corporation owned by the beneficial owners on whose behalf the Special Meeting Request is made.
The Special Meeting Request shall be updated and supplemented, if necessary, so that the information provided or required to be provided in such request shall be true and correct for the Shareholder-Requested Special Meeting. Such update and supplement shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than eight (8) business days prior to the date for the meeting. For the avoidance of doubt, no such update or supplement shall be deemed to cure a Special Meeting Request that did not comply with these Bylaws when delivered to the corporation or allow the shareholders to add or change any nominees or proposals or other business to be considered at such Shareholder-Requested Special Meeting.
(c)After receiving a Special Meeting Request, the Board of Directors shall determine whether the shareholder(s) requesting the special meeting have satisfied the requirements for calling a Shareholder-Requested Special Meeting, and the corporation shall notify the requesting shareholder(s) of the Board of

Directors' determination about whether the Special Meeting Request is valid. If the Special Meeting Request is valid, the date, time and place of the special meeting shall be fixed by the Board of Directors, which date of the special meeting shall not be more than ninety (90) days after the date on which the Board of Directors receives the Special Meeting Request. The record date for the special meeting shall be fixed by the Board of Directors as set forth in these Bylaws.
(d)A Special Meeting Request shall not be valid, and the corporation shall not call a special meeting if:
(i)    the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under, or that involves a violation of, applicable law or the Articles of Incorporation of the corporation or these Bylaws;
(ii)an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors) to an item presented at a meeting of shareholders occurring within twelve (12) months preceding the earliest date of signature on the Special Meeting Request, unless requested by the shareholders entitled to cast a majority of all votes entitled to be cast at the meeting; or
(iii)the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the preceding year's annual meeting and ending on the date of the next annual meeting of shareholders.
Business transacted at any Shareholder-Requested Special Meeting shall be limited to: (i) the purpose stated in the valid Special Meeting Request received from the requisite percent and (ii) any additional matters that the Board of Directors determines to include in the corporation's notice of the meeting (which the Board of Directors may revise or supplement).
Section 3. Notice of Meeting. Written notice of the time, place and purpose or purposes of the shareholders meeting shall be mailed to each shareholder at his or her last known address, as the same appears upon the stock record of the corporation not less than ten (10) nor more than sixty (60) days prior to the date of the meeting.
Section 4. Quorum of Shareholders. At any meeting of the shareholders, the holders of a majority of all the voting shares of the capital stock issued and outstanding, present in person or represented by proxy, shall constitute a quorum. Meetings at which less than a quorum is represented may, however, be adjourned from time to time to a further date by those who attend without further notice other than the announcement at such meeting, and when a quorum shall be present upon any such adjourned day, any business may be transacted which might have been transacted at the meeting as originally called.
Section 5. Proxy and Voting. On each matter submitted to a vote of the shareholders, each shareholder shall have one vote for every share of stock entitled to vote and registered in his or her name on the record date for the meeting, except to the extent that the voting rights of the shares of any class are limited or denied by the Articles of Incorporation of the corporation or the Michigan Business Corporation Act, as may be amended from time to time (the "MBCA").
Except as otherwise required by law, all voting may be by a voice vote or by show of hands; provided, however, that upon demand in writing to the corporation at least five (5) business days prior to a meeting of shareholders, any shareholder entitled to vote or his or her proxy may require that a vote by ballot be taken. In such event, written ballots shall be used and shall be counted by an inspector or inspectors appointed by the chair of the meeting.
Except as otherwise required by the Articles of Incorporation of the corporation or by law, a majority of votes actually cast shall decide any matter properly before the shareholders at a meeting at which a quorum is present, except that directors shall be elected by plurality of the votes actually cast.
At any meeting of the shareholders at which a quorum is present, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed with the secretary of the corporation prior to or at the meeting. No proxy shall be valid after eleven (l l) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.
Section 6. Waiver of Notice. Attendance in person or by proxy shall constitute waiver of notice of the meeting except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of a meeting.
Section 7. Organization of Meetings. Each meeting of the shareholders shall be presided over by a chair of the meeting. At each meeting of the shareholders and except as otherwise set forth by resolution of the Board of Directors, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chair of the meeting: the chair of the board, the chief executive officer, any vice presidents (in the order determined by the Board of Directors, if more than one), or a person selected by the Board of Directors. The secretary of the corporation or, if the secretary is not present, any assistant secretary shall act as secretary of the meeting; in the absence of the secretary and any assistant secretary, the chair of the meeting shall appoint a person to act as secretary of the meeting.
Section 8. Conduct of Meetings.
(a)The Board of Directors may, to the extent not prohibited by applicable law, adopt by resolution such rules, regulations, and procedures for the conduct of any annual or special meeting of shareholders as the Board of Directors shall deem appropriate. Except to the extent inconsistent with such rules, regulations, and procedures as adopted by the Board of Directors, the chair of any meeting of shareholders shall have the right, power, and authority to determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion, to convene and to recess or adjourn the meeting, to prescribe such rules, regulations, or procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting of shareholders.
(b)Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may to the fullest extent not prohibited by applicable law include, without limitation, (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record, their duly authorized and constituted proxies and any such other persons as the Board of Directors or the chair of the meeting shall determine; (iv) restrictions on the entry to the meeting after the time fixed for the commencement thereof; (v) the manner in which all persons attending the meeting may participate, including limitations on the time allotted to questions or comments by participants; (vi) excluding any shareholder or its proxy from any meeting of the shareholders based upon any determination, in the chair of the meeting's sole discretion, that such person has unduly disrupted the proceedings; (vii) removing any shareholder who refuses to comply with meeting procedures, rules, or guidelines as set forth by the chair of the meeting; (viii) the opening and closing of the voting polls; (ix) recessing or adjourning the meeting to a later date and time and place announced at the meeting; and (x) complying with any state and local laws and regulations concerning safety and security. Without limiting the generality of the powers of the chair of the meeting pursuant to the foregoing provisions, the chair may adjourn any meeting of shareholders for any reason deemed necessary by the chair, including, without limitation, if (l) no quorum is present for the transaction of business, (2) the Board of Directors or the chair of the meeting determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information that the Board of Directors or the chair of the meeting determines has not been made sufficiently or timely available to shareholders, or (3) the Board of Directors or the chair of the meeting determines that adjournment is otherwise in the best interests of the corporation.
(c)The chair of any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such chair of the meeting should so determine, the chair of the meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 9. Shareholder Proposals of Business.
(a)At any annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting (i) by or at the direction of a majority of the Board of Directors, or (ii) by any shareholder or group of shareholders entitled to vote at the meeting who comply with the procedures set forth in this Section. The foregoing clause (ii) shall be the sole means by which a shareholder may propose business at any annual meeting of shareholders.

(b)For business properly to be brought before an annual meeting by shareholder(s), the shareholder(s) must have given timely notice thereof in proper written form to the secretary of the corporation and such business must otherwise be a proper matter for shareholder action under applicable law. To be timely, such notice shall be delivered to the corporation at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the corporation; provided, however, that in the event the date of the annual meeting has been changed by more than thirty (30) days from such anniversary date, notice by the shareholder(s) to be timely must be received not later than the close of business on the tenth (10th) day following the day on which the first public announcement of the date of the annual meeting was made. In no event shall the adjournment or postponement of an annual meeting of shareholders (or any public announcement thereof) commence a new time period (or extend any time period) for the giving of a notice by the shareholder(s) as described above.
(c)To be in proper written form, the notice to the secretary of the corporation shall set forth in writing:
(i)the name and address of such shareholder, as they appear on the corporation's books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith;
(ii)the name and address of any nominee or custodian who holds shares or other securities of the corporation on behalf of such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, indicating the number of shares or other securities held by such nominee or custodian;
(iii)the class or series and number of shares of the corporation and any other securities of the corporation or any of its subsidiaries which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert therewith;
(iv)any proxy (other than a revocable proxy given solely in response to a solicitation made by such shareholder to all of the corporation's other shareholders pursuant to a publicly disclosed proxy solicitation statement, a true and complete copy of which has previously been delivered to the secretary of the corporation at the principal executive offices of the corporation) or voting agreement or arrangement with any other shareholder;
(v)any proportionate interest in shares or other securities of the corporation held, directly or indirectly, by a general or limited partnership in which such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(vi)any performance-related fees (other than an asset-based fee) to which such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, is entitled based on any increase or decrease in the value of shares or other securities of the corporation, if any;
(vii)any direct or indirect interest of such shareholder in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation or its subsidiaries (including, in any such case, any employment agreement, indemnification agreement or consulting agreement);
(viii)a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, and their respective affiliates and associates or others acting in concert therewith in such business;
(ix)the text of the proposal or business (including the text of any resolutions proposed for consideration); and
(x)a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, or any of their respective affiliates and associates, or others acting in concert therewith, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.
(d)Any notice given to the secretary of the corporation pursuant to this Section 9 shall be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct for the annual meeting of shareholders. Such update and supplement shall be delivered to the secretary at the principal executive offices of the corporation not later than eight (8) business days prior to the date for the meeting. For the avoidance of doubt, no such update or supplement shall be deemed to cure a notice that did not comply with these Bylaws when delivered to the secretary or allow the shareholders to add or change any nominees or proposals or other business to be considered at such meeting.
(e)Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 9. The chair of the meeting shall refuse to acknowledge or consider any business that is not properly brought before the meeting in accordance with the provisions of this Section 9.
Section 10. Nominations for Director.
(a)Subject to the rights granted in the Articles of Incorporation of the corporation to a particular class or series of capital stock of the corporation, nominations for the election of directors may be made (i) by or at the direction of a majority of the Board of Directors, or (ii) by any shareholder or group of shareholders entitled to vote for the election of directors who complies with the procedures set forth in this Section 10. The foregoing clause (ii) shall be the sole means by which a shareholder may nominate a person for election or reelection to the Board of Directors at an annual meeting of shareholders.
(b)All nominations for directors by shareholders shall be made pursuant to timely notice in proper written form to the secretary of the corporation. To be timely, such notice shall be delivered to the Corporation at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the corporation; provided, however, that in the event the date of the annual meeting has been changed by more than thirty (30) days from such anniversary date, notice by the shareholder(s) to be timely must be received not later than the close of business on the tenth (10th) day following the day on which the first public announcement of the date of the annual meeting was made. In no event shall the adjournment or postponement of an annual meeting of shareholders (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a notice by the shareholder(s) as described above.
(c)To be in proper written form, such notice to the secretary of the corporation shall set forth in writing:
(i)     all of the information required to be set forth in a shareholder's notice pursuant to Section 9(c) of this Article Il with respect to the shareholder, the beneficial owner, if any, any of their respective affiliates or associates or others acting in concert therewith;
(ii)the name and address of the person or persons intended to be nominated;
(iii)the principal occupation of each proposed nominee for the last five (5) years (or more, if material), including information about the nominee's particular areas of expertise or other relevant qualifications;
(iv)familial relationships with other directors or officers of the corporation or its subsidiaries, if any;
(v)a description of all arrangements or understandings between the nominee and any person(s) (naming such person(s)) pursuant to which the nominee was or is to be selected as a nominee, if any;
(vi)involvement of the person or persons intended to be nominated in any material legal proceedings during the last five (5) years;
(vii)other directorships currently held, or held during the past five (5) years, at any other company, financial institution or bank holding company, in each case, naming such company, financial institution or bank holding company;

(viii)written consent to being named as a nominee and to serving as a director, if elected;
(ix)(A) any significant equity interests in any principal competitor of the corporation or its subsidiaries held by such nominee, and (B) any direct or indirect interest of such shareholder, beneficial owner, if any, or any of their respective affiliates and associates, or others acting in concert therewith, in any contract with any principal competitor of the corporation or its subsidiaries (including, in any such case, any employment agreement, indemnification agreement or consulting agreement);
(x)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the shareholder, beneficial owner, if any, or any of their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand;
(xi)a completed questionnaire and a written representation and agreement signed by the nominee pursuant to Section I l of this Article Il; and
(xii)such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve on the Board of Directors or as an independent director of the corporation or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such nominee.
(d)Any notice of a nomination for the election of directors pursuant to this Section 10 shall be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct for the annual meeting of shareholders at which the nomination for the election of directors is to be considered. Such update and supplement shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than eight (8) business days prior to the date for the meeting. For the avoidance of doubt, no such update or supplement shall be deemed to cure a notice of a nomination for the election of directors that did not comply with these Bylaws when delivered to the secretary or allow the shareholders to add or change any nominees or proposals or other business to be considered at such meeting.
(e)No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in these Bylaws. The chair of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.
Section ll. Submission of Questionnaire, Representation and Agreements. To be eligible to be a nominee for election or reelection as a director of the corporation, a person nominated by a shareholder pursuant to the provisions of Section 10 of this Article Il must deliver to the secretary of the corporation at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request), and a written representation and agreement (in the form provided by the secretary upon written request) that such person:
(1)is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a "voting commitment") that has not been disclosed to the corporation or (ii) any voting commitment that could limit or interfere with such person's ability to comply, if elected as a director of the corporation, with such person's fiduciary duties under applicable law;
(2)is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and
(3)in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, resignation, confidentiality and publicly disclosed stock ownership and trading policies and guidelines of the corporation publicly disclosed from time to time.
Section 12. Informal Action by Shareholders. Shareholders may take action or consent to action without a meeting only to the extent authorized by the Articles of Incorporation or as otherwise authorized by Michigan law.
Section 13. Meetings by Means of Remote Communications. If authorized by the Board of Directors and subject to any guidelines and procedures that the Board of Directors adopts, shareholders and proxy holders may participate in a meeting of shareholders by means of conference telephone or by other means of remote communication, including videoconferencing technology or the Internet, or any combination, if (l) the corporation implements reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a shareholder or proxy holder, (2) the corporation implements reasonable measures to provide the shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and (3) in the event any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the corporation. To the extent authorized by the Board of Directors pursuant to these Bylaws, participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

ARTICLE III. DIRECTORS
Section l. Number and Eligibility. The management of the business and affairs of the corporation shall be vested in a Board of not less than five (5) who shall hold office for the term for which they are elected, or until their successor or successors are elected and qualified, or until their resignation, death or removal. At each annual meeting, before proceeding with the election of directors, the Board of Directors shall designate the number of directors, based on the foregoing limitations, that are to be elected for the ensuing year. The board of directors may increase or decrease the number of directors so designated, also based on the foregoing limitations, at any meeting called for that purpose. Notwithstanding the foregoing, at all times a majority of the members of the Board of Directors shall consist of individuals who are not employees of the corporation or any affiliated entity. Moreover, a minimum of five (5) directors shall be "independent directors" as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Board of Directors may fill any vacancy that occurs in the Board by death, resignation or otherwise, including a vacancy resulting from an increase in the number of directors; however, when a vacancy reduces the membership of the Board to less than five (5) in number, the remaining directors shall forthwith fill such vacancy in order to maintain a Board of at least five (5) directors.
Commencing with the annual election of directors by the shareholders in 1994, the directors shall be divided into three classes, as nearly equal in number as possible, and the term of office of the first class shall expire at the 1995 annual meeting of shareholders, the term of office of the second class shall expire at the 1996 annual meeting of shareholders, and the term of office of the third class shall expire at the 1997 annual meeting of shareholders, or, in each case, until their successors shall be duly elected and qualified. At each annual meeting commencing in 1995, a number of directors equal to the number of the class whose term expires at the time of the meeting (reduced as provided in the first paragraph of this section) shall be elected to hold office until the third succeeding annual meeting of shareholders or for such shorter term designated by the Board of Directors so as to keep the classes of directors as nearly equal in number as possible.
Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and such places as the directors from time to time determine. Special meetings of the Board of Directors shall be held whenever called by the chief executive officer. The chief executive officer shall be required to call a special meeting upon written request of any three (3) directors. All calls for special meetings shall indicate the purpose or purposes for which a special meeting is requested. Due notice of any special meetings, which may be waived, shall be given by the secretary of the corporation by telephone, electronic mail or other writing not later than 24 hours preceding the meeting. Attendance at a meeting shall act as waiver of notice.
Section 3. Quorum. At all meetings of the Board of Directors, a majority of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If a quorum is present when the meeting is convened, the directors present may continue to conduct business, taking action by vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed above.
Section 4. Designation of Committees. The Board of Directors may, from time to time, by resolution adopted by a majority of the actual number of directors elected and qualified, designate from among its members an Audit Committee, a Nominating Committee, and one or more other committees, each of which to the extent provided in resolutions of the Board of Directors or the committee charter, if any, may exercise all the authority of the Board of Directors except as limited by law, these Bylaws or the Articles of Incorporation. Each committee shall consist of such number of directors as from time to time may be fixed by the Board of Directors or as specified in the committee's charter. Members of each committee may be designated from time to time by the Board of Directors. Any committee may be abolished or re-designated from time to time by the Board of Directors. However, no committee shall have authority to: (i) declare a distribution or dividend or to authorize the issuance of shares; (ii) amend the Articles of Incorporation or amend or repeal these Bylaws; (iii) adopt an agreement of merger or share exchange; (iv) recommend to shareholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets; (v) recommend to the shareholders a dissolution of the corporation or a revocation thereof; or (vi) fill vacancies in the Board of Directors.
(a)Audit Committee. The Audit Committee shall consist of at least three (3) members who are all "independent directors," as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules, with the actual number being set from time to time by the full Board of Directors by majority vote. The Audit Committee, except as otherwise provided in any resolution of the Board of Directors or the Audit Committee Charter, if any, shall have and may exercise the authority of the Board of Directors: to recommend to the Board of Directors the selection of the corporation's independent auditor; to review the scope, plans and results relating to the internal and external audits of the corporation and its financial statements; to review the financial condition of the corporation; to monitor and evaluate the integrity of the corporation's financial reporting processes and procedures; to assess the significant business and financial risks and exposures of the corporation and to evaluate the adequacy of the corporation's internal controls in connection with such risks and exposures; and to engage in such other activities as may be delegated to it from time to time by the Board.
(b)Nominating Committee. The Nominating Committee shall consist of at least three members who are all "independent directors," as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules, with the actual number being set from time to time by the full Board of Directors by majority vote. The Nominating Committee, except as otherwise provided in any resolution of the Board of Directors or the Corporate Governance Committee Charter, if any, shall have and may exercise the authority of the Board of Directors; to make recommendations to the Board of Directors with respect to electing directors and filling vacancies on the Board of Directors; to review and make recommendations to the Board of Directors with respect to the organization, structure, size, composition and operation of the Board of Directors and its committees; to evaluate the performance of the officers of the corporation and, together with management, select and recommend to the Board of Directors appropriate individuals for election, appointment and promotion as officers of the corporation; and to engage in such other activities as may be delegated to it from time to time by the Board.
(c)Committee Charters and Proceedings. Each committee may, subject to approval of the Board of Directors, adopt a charter specifying the number of members, any qualifications of members, and the duties and responsibilities of its members. Each committee may also fix its own rules of procedure and may meet at such place (within or without the State of Michigan), at such time and upon such notice, if any, as it shall determine from time to time. Each committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.
(d)Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such committee or any subsequent resolution of the Board of Directors, at all meetings of any committee the presence of members constituting a majority of the total membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the committee. The members of any committee shall act only as a committee, and the members of any committee shall have no power to act individually.
(e)Resignations. Any member of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the chair of the Board or the chief executive officer. Unless otherwise specified therein, such resignation shall take effect upon delivery.
(f)Removal. Any member of any committee may be removed from the position as a member of such committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.
(g)Vacancies. If any vacancy shall occur in any committee, by reason of death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by majority vote of the entire Board of Directors.
Section 5. Vacancies. Vacancies in the Board of Directors may be filled by the remaining members of the Board and each person so elected shall be a director until the next election of the class for which the director shall have been chosen and until his or her successor shall be elected and shall qualify or until his or her resignation, death or removal.
Section 6. Retirement of Directors. Members of the Board of Directors will retire from the Board no later than the completion of the month in which they attain seventy (70) years of age.

Section 7. Participation in Meetings by Conference Telephone. Members ofthe Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a director participates for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 8. Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of the place, date and time of each special meeting of the Board shall be given to each director by telephone, hand delivery, facsimile, other electronic transmission, U.S. mail, or nationally recognized overnight courier service, not less than two (2) calendar days before the meeting. The notice of a special meeting of the Board shall describe the purpose of the special meeting.
Section 9. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the Articles of Incorporation of the corporation or these Bylaws or any other provision of law for the conduct of its meetings and management of the affairs of the corporation as the Board may deem proper.
Section 10. Consent of Directors in Lieu of Meeting. Any action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or committee.
Section ll. Compensation of Directors. The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. In addition, the directors may be paid their expenses. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
ARTICLE IV. OFFICERS
Section l . Officers. The officers of this corporation shall consist of a chair of the board, a chief executive officer, one or more vice presidents, a secretary and a treasurer. The Board of Directors may elect or appoint such other officers and agents as they shall deem necessary for the transaction of business of the corporation. Officers' terms of office shall be for one year or until their successors are elected and qualified, or until their resignation or removal.
Section 2. Duties of Officers. The officers of the corporation shall be charged with such duties and authority as provided by these Bylaws or otherwise designated by the Board of Directors.

Section 3. Chair of the Board. The chair of the board shall preside at all meetings of the shareholders and of the Board of Directors at which he or she is present. The chair of the board shall have such other powers and perform such other duties as the Board of Directors or these Bylaws may from time to time prescribe.
Section 4. Vice Chair of the Board. A vice chair may be selected by the Board of Directors. The vice chair shall perform all duties incident to the office, and such other duties as may be delegated to him by or at the direction of the Board of Directors.
Section 5. Chief Executive Officer. The chief executive officer shall be the principal executive officer and shall, subject to the powers of the Board of Directors, supervise and control the business, affairs and property of the corporation and have general charge over its officers, agents and employees. The chief executive officer shall, in the absence of the chair of the board and vice chair of the board, preside at all meetings of the shareholders and of of at which he or she is present and shall see that all orders and resolutions of the Board of Directors are carried into effect.
Section 6. Vice President. In case the office of the chief executive officer shall become vacant by death, resignation or otherwise, or in case of the absence of the chief executive officer or his or her disability to discharge the duties of his or her office, such duties shall, for the time being, devolve upon the vice president who shall do and perform such other acts as the Board of Directors may, from time to time, authorize him or her to do.
Section 7. Treasurer. The treasurer shall have custody and keep account of all money, funds and property of the corporation unless otherwise determined by the Board of Directors and he or she shall render such accounts and present such statements to the directors and chief executive officer as may be required of him or her. He or she shall deposit all funds of the corporation which may come into his or her hands in such bank or banks as the Board of Directors may designate. He or she shall keep his or her bank accounts in the name of the corporation and shall exhibit his or her books and accounts at all reasonable times to any director of the company upon application at the office of the company during business hours. He or she shall pay out money as the business may require upon the order of the properly constituted officer or officers of the corporation taking proper vouchers therefore; provided, however, that the Board of Directors shall have power by resolution to delegate any of the duties of the treasurer to other officers and to provide by what officers, if any, all bills, notes, checks, vouchers, orders or other instruments shall be signed. He or she shall perform, in addition, such other duties as may be delegated to him or her by the Board of Directors.
Section 8. Secretary. The secretary of the corporation shall keep the minutes of all the meetings of the shareholders and Board of Directors in books provided for that purpose; he or she shall attend to the giving and receiving of all notices of the corporation; he or she shall have charge of the certificate books, transfer books, and stock ledgers, and such other books and papers as the Board of Directors may direct; all of which shall, at all reasonable times, be open to the examination of any director upon application at the office of the secretary, and in addition, he or she shall perform such other duties as may be delegated to him or her by the Board of Directors.

Section 9. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.
Section 10. Compensation of Officers and Agents. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors, except as otherwise directed by the Board of Directors.
Section ll. Resignation. Subject at all times to the right of removal as provided in Section 12 of this Article IV, any officer may resign at any time by giving notice to the Board of Directors, the chief executive officer or the secretary of the corporation. Any such resignation shall take effect at the date of such notice or at any later date specified therein. The acceptance of such resignation shall not be necessary to make it effective.
Section 12. Removal. Any officer or agent of the corporation may be removed at any time, with or without cause, by the Board of Directors.
ARTICLE V. EXECUTION OF INSTRUMENTS
When the execution of any contract, conveyance or other instruments has been authorized without specification of the executing officers, the chair of the board, chief executive officer, any vice chair or any vice president, and the secretary may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The Board of Directors shall have power to designate the officers and agents of this corporation or any of its subsidiaries or affiliates who shall have authority to execute any instrument on behalf of this corporation.
ARTICLE VI. CERTIFICATES OF STOCK
Section l. Certificates of Stock. The capital stock of the corporation, or any class or series thereof, shall be represented by certificates, shall be uncertificated as evidenced by the book entry system maintained by the corporation's transfer agent or registrar of such shares of capital stock, or any class or series thereof, or a combination of both, as provided under Michigan law. To the extent shares of capital stock, or any class or series thereof, are represented by certificates, such certificates shall be in such form as shall be determined by the Board of Directors. Such certificates shall be executed on behalf of the corporation by the chief executive officer or a vice president, and the secretary or an assistant secretary, of the corporation and, if the corporation has a seal, shall be sealed with the seal of the corporation or a facsimile thereof. The signature of any officer may be facsimile. Certificates bearing the signatures of individuals who were, at the time when such signature shall have been affixed, authorized to sign on behalf of the corporation, shall be validly executed notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such certificates or did not hold such offices at the date of delivery of such certificates.
No certificate shall be issued until the consideration therefor has been fully paid. Each certificate representing shares of the corporation shall state upon the face thereof the name of the corporation, that the corporation is organized under the laws of the State of Michigan, the name of the registered holder of the shares represented thereby, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.
Section 2. Designation of Classes of Stock. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation shall conspicuously set forth on the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a summary of the designations, preferences, limitations, and relative rights of the shares of each class and of each series of each preferred or special class, so far as the same have been fixed, and the authority of the Board to establish other series and to fix the relative rights, preferences and limitations of the shares of any class or series by amendment of the Articles of Incorporation of the corporation.
Section 3. Lost, Stolen, Mutilated or Destroyed Certificates. The Board of Directors or chief executive officer may direct that a new certificate for shares shall be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to have been lost, stolen, mutilated or destroyed. When authorizing such issuance of a new certificate, the Board of Directors or chief executive officer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, mutilated or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, mutilated or destroyed.
Section 4. Registrar and Transfer Agent. The corporation shall keep, or cause to be kept, at its registered office or at such other location designated by the Board of Directors, a register or registers in which, subject to such reasonable regulations as the Board of Directors may prescribe, the registrar and transfer agent shall register the stock of the corporation and the transfers thereof. Except as otherwise provided by resolution of the Board of Directors, the registrar and transfer agent shall be Isabella Bank, Mount Pleasant, Michigan.
Section 5. Registration of Transfer and Exchange. Shares of the corporation shall be transferable on the records of the corporation in accordance with the provisions of Article 8 of the Michigan Uniform Commercial Code - Investment Securities (Mich. Stat. Ann. *440.8101 et seq.), as amended from time to time, except as otherwise provided in these Bylaws or the MBCA. No service charge shall be made for any exchange or registration of transfer of certificates, but the corporation may, with respect to transactions not involving a transfer, require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto. Upon the order of the Board of Directors, certificates presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of in accordance with standard procedures.
Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend or other distribution, or to receive of exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, which record date shall be not more than sixty (60) calendar days and, if fixed for the purpose of determining shareholders entitled to notice and to vote at a meeting, not less than ten (10) calendar days, prior to the date on which the action requiring the determination of shareholders is to be taken.
Except as the Board of Directors may otherwise provide, if no record date is fixed for the purpose of determining shareholders (i) entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or (ii) for any other purpose, the close of business on the day which the Board of Directors adopts the resolution relating thereto shall be the record date for such purposes.
Section 7. Registered Shareholders. The corporation shall be entitled to recognize and treat a person registered on its records as the owner of shares, as the exclusive owner in fact thereof for all purposes, and as the person entitled to have and to exercise all rights and privileges incident to the ownership of such shares, including the right to vote and to receive dividends or payments of interest and principal thereon. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Michigan; and the rights under this section shall not be affected by any actual or constructive notice which the corporation, or any or its directors, officers or agents, may have to the contrary.
ARTICLE VII. NOTICES
Section 1. Notices. Except as otherwise specifically provided herein or required by law, whenever any notice is required to be given to any shareholder, director or committee member under the provisions of any statute, the Articles of Incorporation or these Bylaws, such notice shall be delivered personally or shall be given in writing by mail, addressed to such shareholder, director or committee member at such address as it appears on the books of the corporation, or by electronic transmission (if consented to by the shareholder)'. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice by electronic transmission shall be deemed given when electronically transmitted to the shareholder or director in the authorized manner. A shareholder may revoke his consent to receive notice by electronic transmission by providing written notice to the corporation. The consent is considered revoked if the corporation is unable to deliver by electronic transmission two consecutive notices, and the secretary, assistant secretary or transfer agent of the corporation, or another person responsible for delivering notice on behalf of the corporation, knows that delivery of those two electronic transmissions was unsuccessful. Inadvertent failure to treat the unsuccessful transmissions as a revocation of the shareholder's or director's consent does not affect the validity of a meeting or other action.
Section 2. Waivers. Whenever notice is required to be given pursuant to statute or the Articles of Incorporation or Bylaws of this corporation, a written waiver of such notice, signed by the shareholder, director, officer, employee or agent entitled to receive such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer, employee or agent. Neither the business nor the purpose of the meeting need be specified in such a waiver.
ARTICLE VIII. FISCAL YEAR
The corporation's fiscal year shall be the calendar year unless otherwise determined by the Board of Directors.
ARTICLE IX. RELIANCE ON BOOKS AND RECORDS
Each director, each member of any committee designated by the Board of Directors, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.
ARTICLE X. INDEMNIFICATION
Section l. Indemnification to Extent Permitted by Law. The corporation shall indemnify to the full extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a director or executive officer (as such term is defined in 17 C.F.R. S 240.3b-7) of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise or as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing, or other deferred compensation plan, or under any employee welfare benefit plan of the corporation (any such person, a "Covered Person").
Section 2. Payment of Expenses in Advance of Final Disposition of Action. To the full extent permitted by law, expenses (including attorneys' fees) incurred by a Covered Person in defending a civil, criminal, administrative, or investigative action, suit or proceeding within the scope of Section 1 of this Article X shall be paid by the corporation in advance of the final disposition of that action suit, or proceeding, on the conditions and to the extent permitted by law.
Section 3. Non-Exclusive Right to Indemnity: Inures to Benefit of Heirs and Personal Representatives. The rights of indemnification and advancement of expenses set forth in this Article X are in addition to all rights to which any director, officer, employee, agent, trustee, administrator, or other fiduciary may be entitled as a matter of law, under the Articles of Incorporation, pursuant to any contract, agreement or vote of shareholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of that person.
Section 4. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or is or was serving at the request of the corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing, or other deferred compensation plan, or under any employee welfare benefit plan of the corporation, against any liability asserted against and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the corporation would have the power or would be required to indemnify that person against that liability under the provisions of this Article or the laws of this State.
Section 5. Certain Persons not to be Indemnified. Notwithstanding the provisions of this Article, the corporation may not indemnify any bank, trust company, investment adviser, or actuary against any liability which that entity or person may have by reason of acting as a "fiduciary" of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act, as amended from time to time) established for the benefit of the corporation's employees.
Section 6. Limitations. The provisions of this Article X are valid only to the extent that they are consistent with applicable laws and regulations, including, but not limited to, Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder from time to time by applicable federal banking agencies including, but not limited to, 12 C.F.R. Part 359. The invalidity of any provision of this Article X will not affect the validity of the remaining provisions of this Article X.
ARTICLE XI. AMENDMENTS TO BYLAWS
Those provisions of these Bylaws providing for a classified Board of Directors (currently Article Ill. Section l) and the provisions of this sentence may be amended or repealed only by vote of the holders of a majority of shares of common stock of the corporation. Except as provided in the immediately preceding sentence, the Bylaws of the corporation may be amended by a two thirds affirmative vote of the Board of Directors or by a majority vote of the shareholders at any regular meeting, or special meeting called for that purpose, upon prior notice of the proposed action.
ARTICLE XII. EXCLUSIVE FORUM
Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action for breach of duty to the corporation or the corporation's shareholders by any current or former officer or other employee or agent or director of the corporation, (iii) any action against the corporation or any current or former director, officer or other employee or agent or director of the corporation arising pursuant to any provision of the Michigan law or the Articles of Incorporation of the corporation or these Bylaws, or (iv) any action against the corporation or any current or former officer or other employee or agent or director of the corporation governed by the internal affairs doctrine shall be the United States District Court for the Eastern District of Michigan, Bay City Division, or in the event that court lacks jurisdiction to hear such action, the 76th District Court, Mount Pleasant, Michigan, unless all of the foregoing courts lack personal jurisdiction over an indispensable party named as a defendant. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article XII. If any action the subject matter of which is within the scope of this Article XII is filed in a court other than the a court located within the State of Michigan (a "Foreign Action") by or in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Michigan in connection with any action brought in such court to enforce the provisions of this Article XII and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder's counsel in the Foreign Action as agent for such shareholder.
* * * * *
IN WITNESS WHEREOF, the undersigned Secretary of Isabella Bank Corporation (the "Corporation") hereby certifies that these Second Amended and Restated Bylaws of the Corporation have been duly adopted by the Board of Directors of the Corporation at its meeting on the 24th day of September 2025.
Debra Campbell, Secretary